EXHIBIT 99.1



           Investor Relations Contact:        Public Relations Contact:
           Meredith Mendola                   Maria Battaglia
           781-370-6151                       781-370-5245
           mmendola@ptc.com                   mbattaglia@ptc.com


      PTC Expects Fiscal 2004 Second Quarter Results to Exceed Expectations

      - Significant Earnings Improvement on Higher Revenue, Lower Expense -

NEEDHAM, Mass., April 8 2004 - PTC (Nasdaq: PMTC) today announced that it expects its financial results for the fiscal 2004 second quarter ended April 3, 2004 to exceed the Company's earlier guidance. Based on preliminary data, PTC now expects to report:

o Total revenue of approximately $164 million, exceeding the Company's prior guidance of $150 million to $160 million for the quarter.

o Approximately breakeven earnings per share on a GAAP basis, which includes a restructuring charge of approximately $16 million associated with PTC's previously announced cost reduction plan, as well as a one-time benefit to cost of service of approximately $5 million. PTC had previously provided guidance of a net loss per share of ($0.05) to ($0.09) for the second quarter.

o End of quarter cash and investments of approximately $220 million compared with cash and investments of $190 million at the end of the previous quarter.

"Our earnings improvement was driven by stronger sequential revenue performance, particularly within our design solutions offerings, and the solid execution of our previously announced cost reduction program," said C. Richard Harrison, president and chief executive officer. "Our performance during the quarter gives us increased confidence in our ability to achieve a significant year-over-year improvement in financial results for fiscal 2004."

PTC also announced today the acquisition of OHIO Design Automation, a leading provider of electronic design verification, visualization and collaboration solutions (see press release dated April 8, 2004). The all-cash transaction closed on April 7, 2004 and is valued at approximately $12 million, subject to the fulfillment of certain conditions.

PTC expects to announce final results for the second quarter on Wednesday, April 21, 2004 before the market opens. On that day at 10 a.m. ET, the Company will hold a conference call and live webcast to discuss its results and provide an outlook update (the earnings press release and accompanying financial and operating statistics will be accessible prior to the conference call and webcast on the Company's web site). To access the live webcast, please visit www.ptc.com/for/investors.htm. To access the live call, please dial 888-730-9134 (in the U.S.) or +1-630-395-0024 (international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on April 26, 2004. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 402-220-4148.

About PTC
PTC (Nasdaq: PMTC) develops, markets, and supports software solutions that help manufacturers win with superior products. PTC is the world's largest software company with a total commitment to product development and product lifecycle management. The company services more than 35,000 customers worldwide. Further information on PTC is available at http://www.ptc.com.

Except for the historical information contained herein, matters discussed in this news release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include: the Company's finalization of the operating results for the second quarter of fiscal 2004; continued execution of our cost reduction initiatives and our ability to efficiently utilize our resources, minimizing organization disruption while at the same time achieving our revenue targets; continued adoption by customers of our product offerings, including our design solutions products and our Windchill Link solutions; as well as other risks and uncertainties detailed from time to time in reports filed by PTC with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q.

PTC, The Product Development Company, Product First, Pro/ENGINEER, Wildfire, Windchill, and all PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries.